UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

 Current Report

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

October 14, 2014
Date of Report (Date of earliest event reported)

The Boeing Company
(Exact name of registrant as specified in its charter)

Delaware	1-442	91-0425694
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

100 N. Riverside, Chicago, IL	60606-1596
(Address of Principal Executive Offices)	(Zip Code)

(312) 544-2000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendments to Credit Agreements

Reference is made herein to that certain 364-day revolving credit agreement (as previously extended, the “364-Day Credit Agreement”) and that certain five-year revolving credit agreement (as previously extended, the “5-Year Credit Agreement” and, together with the 364-Day Credit Agreement, the “Credit Agreements”), in each case dated as of November 10, 2011, and among The Boeing Company (“Boeing”), Citigroup Global Markets Inc. and J.P. Morgan Securities LLC as joint lead arrangers and joint book managers, JPMorgan Chase Bank, N.A. as syndication agent, Citibank, N.A. (the “Agent”) as administrative agent, and a syndicate of lenders as defined in the respective Credit Agreement. On October 14, 2014, the Agent notified Boeing that the lenders agreed to amend each Credit Agreement to, among other things, extend the term of each Credit Agreement to the dates set forth below.

Total commitments under the 364-Day Credit Agreement and 5-Year Credit Agreement have been increased to approximately $2.47 billion and $2.53 billion, respectively. In addition, borrowings under the Credit Agreements that previously were calculated based on the British Bankers Association interest settlement rate or the British Bankers Association LIBOR rate will now be calculated based on the ICE benchmark settlement rate. The 364-Day Credit Agreement is now scheduled to terminate on November 5, 2015, subject to Boeing’s right to, following payment of additional fees, convert outstanding borrowings into term loans with a maturity date of November 5, 2016. The 5-Year Credit Agreement is now scheduled to terminate on November 10, 2019 with respect to approximately $2.47 billion of the total commitments, and on November 10, 2017 with respect to $60 million of the total commitments. The Credit Agreements are otherwise subject to the same material terms and conditions as previously disclosed in Boeing’s Form 8-K dated November 10, 2011. The foregoing description is qualified in its entirety by the amendments to the Credit Agreements, which are filed as exhibits hereto.

Certain of the lenders and their affiliates have performed, and may in the future perform, for Boeing and its subsidiaries, various banking, underwriting, and other financial services, for which they receive customary fees and expenses.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment No. 1 to 364-Day Credit Agreement
10.2	Amendment No. 1 to Five-Year Credit Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BOEING COMPANY
By:	/s/ Michael F. Lohr
Michael F. Lohr
Vice President, Assistant General Counsel and Corporate Secretary
Dated: October 16, 2014